Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-199728, 333-199731, and 333-214233 on Form S-8 of our report dated August 23, 2023, relating to the financial statements of Kimball Electronics, Inc., and the effectiveness of Kimball Electronics, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K of Kimball Electronics, Inc. for the year ended June 30, 2023.

/s/ Deloitte & Touche LLP
Indianapolis, Indiana
August 23, 2023